AMENDED AND RESTATED BY-LAWS OF NUCLEAR SOLUTIONS, INC.

ARTICLE   I

MEETING OF SHAREHOLDERS

SECTION 1. The annual meeting of the shareholders of the Company will be held on the second day of March in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors of the company to serve during the ensuing year for the transaction of such other business as may be brought before the meeting. The time and location of the annual meeting may be changed by the Board of Directors giving at least ten (10) day's written notice specifying the time and place, when and where, the annual meeting will be convened. Notification will be given to each of the shareholders of record at the time of issuing the notices, as provided for in Section 3.

SECTION 2. Special meetings of the shareholders may be held at the office of the company in the State of Nevada, or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of 50% of the issued and outstanding capital stock of the company. At least ten days' written notice of such meeting, specifying the day and hour and place, when and where such meeting will be convened, and objects for called the same, will be given shareholder, given to each shareholder of record at the time of issuing the notices as provided for in Section 3.

SECTION 3. The directors may prescribe a period not exceeding 60 days before any meeting of the shareholders during which no transfer of stock on the books of the corporation may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which shareholders entitled to notice of and to vote at such meetings must be determined. Only shareholders of record on that date are entitled to notice or to vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders applies to an adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting. The board of directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

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SECTION 4. All notices of meetings of shareholders will be sent or otherwise given in accordance with these Bylaws not less than ten (10) nor more than sixty (60) days before the meeting to each shareholder entitled to vote at the meeting. The Notice will specify the place, if any date, and hour of the meeting and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Remote communications require that all persons participating in the meeting either (a) hear each other, or (b) are able to interact by any form of electronic method, including forms of webcasting, and, or audio and, or visual means. Notice of any meeting of shareholders will be given personally, by mail, by electronic transmission or by other written communication, addressed to the shareholder at the address, number, electronic mail address or other location of that shareholder to the corporation for the purpose of notice. If no such address, number, email address or other location appears on the corporation's books or is given, notice will be deemed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice will be deemed to have been given at the time when delivered personally or deposited in the mail or, if sent by electronic transmission, as follows: (i) if by facsimile transmission, when directed to a number at which the shareholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the shareholder.

SECTION 5. Shareholders may participate in any meeting of shareholders by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting. The Board of Directors may, in its sole discretion, with respect to any meeting of shareholders, determine that the meeting may be held solely by means of remote communication. In such a case, the Board of Directors will have the power and authority to determine and set the guidelines and procedures for holding any meeting by remote communication, in which case, shareholders and proxy holders not physically present at a meeting may, by means of remote communication, participate in the meeting and be deemed to be present in person and vote at a meeting of the shareholders.

SECTION 6. Shareholder meetings using remote communications may utilize third party Virtual Shareholder Meeting (VSM) technology platforms, such as is offered by Broadridge Financial Solutions, Inc. VSM platforms must offer the ability to conduct a shareholder meeting electronically, via streaming audio or video. The VSM platform must include systems for shareholder authentication and permit shareholders to ask questions and vote in real-time at the meeting.

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SECTION 7. A shareholder may vote the shares owned of record either in person or electronically by ballot or proxy. Electronic voting of ballots or proxy at a VSM is permitted. The proxy will be in writing and will be signed by the shareholder or by the shareholder's duly authorized attorney-in-fact or by in such other form as may be permitted by the Nevada Revised Statutes, including documents conveyed by electronic transmission. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. Every proxy will be dated, but need not be sealed, witnessed or acknowledged. No proxy will be valid after eleven (11) months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without joinder of the co-owner(s) or co-fiduciary(ies ), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. At all meetings of shareholders, the proxies will be filed with and verified by the Secretary of the Corporation, or, if the meeting will so decide, by the Secretary of the meeting.

SECTION 8. If 51% of the shareholders of the company will waive notice of a meeting, no notice of such meeting will be required, and whenever all of the shareholders will meet in person or by proxy, such meeting will be valid for all purposes without call or notice, and at such meeting any corporate action may be taken. The written certificate of the officer or officers calling any meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several shareholders, and the respective addresses to which the same were mailed, will be prima evidence of the manner and fact of the calling and giving such notice. If the address of any shareholder does not appear upon the books of the company, it will be sufficient to address any notice to such shareholder at the principal office of the corporation.

SECTION 9. All business lawful to be transacted by the shareholders of the company, may be transacted at any special meeting or at any adjournment thereof. Only such business, however, will be acted upon at special meeting of the shareholders as will have been referred to in the notice calling such meetings, but at any shareholders' meeting at which all of the outstanding capital stock of the company is represented, either in person or by proxy, any lawful business may be transacted, and such meeting will be valid for all purposes.

SECTION 10. At the shareholders' meetings the holders of Fifty percent (50.00%) in amount of the entire issued and outstanding capital stock of the company, will constitute a quorum for all purposes of such meetings. If the holders of the amount of stock necessary to constitute a quorum will fail to attend, in person or by proxy, at the time and place fixed by these by-laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the shareholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum will attend. At any such adjourned meeting at which a quorum will be present, any business may be transacted which might have been transacted as originally called.

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SECTION 11. At each meeting of the shareholders every shareholder will be entitled to vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by the shareholder or by his duly authorized attorney. Each shareholder will have one vote for each share of stock standing registered in his or her or its name on the books of the corporation as of the record date. The votes for directors, and upon demand by any shareholder, the votes upon any question before the meeting, may be by voice, ballot, proxy or electronic method. At each meeting of the shareholders, a full, true complete list, in alphabetical order, of all the shareholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the Company, will be furnished, which list will be prepared as of the record date, and will be open to the inspection of the shareholders, or their agents or proxies, at the place where such meeting is to be held .. If the Company is conducting a VSM, the list will be open to the examination of any shareholder, for any purpose germane to the meeting: (i) on a reasonably accessible electronic network available during the pend ency of the meeting, provided with the notice of the meeting, or (ii) during ordinary business hours, at the Company's principal executive offices. If the list is available on an electronic network, the Company may take reasonable steps to ensure that the shareholder list is only available to Company shareholders. Only the persons in whose name shares of stock are registered on the books of the company on the record date, as evidenced by the list of shareholders, will be entitled to vote at such meeting. Proxies and powers of Attorney to vote must be filed as prescribed by the Secretary of the Company. The Company will not be required to include the electronic mail addresses or other electronic contact information for any shareholder on a shareholders' list.

SECTION 12. At each meeting of the shareholders the polls will be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, will be decided by two inspectors. Such inspectors will be appointed at the meeting the by the presiding officer of the meeting.

SECTION 13. At the shareholders' meeting, the regular order of business will be as follows: 1. Reading and approval of the Minutes of previous meeting or meetings; 2. Reports of the Board of Directors, the President, Treasurer and Secretary of the Company in the order named; 3. Reports of Committee; 4. Election of Directors; 5. Unfinished Business; 6. New Business; 7. Adjournment;

ARTICLE II

DIRECTORS AND THEIR MEETINGS

SECTION 1. The Board of Directors of the Company will consist of at least one and up to seven persons who will be chosen by the shareholders annually, at the annual meeting of the Company, and who will hold office for one year, and until their successors are elected and qualify.

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SECTION 2. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the shareholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, will elect a successor to hold office for the unexpired portion of the term of the Director whose place will have become vacant and until successor will have been elected and will qualify.

SECTION 3. Meeting of the Directors may be held at the principal office of the company in the state of Nevada, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

SECTION 4. Without notice or call, the Board of Directors will hold its first annual meeting for the year immediately after the annual meeting of the shareholders or immediately after the election of Directors at such annual meeting. Regular meetings of the Board of Directors will be held on the second day of March immediately following the annual shareholders meeting as stated in Section 1of Article I. Notice of such regular meetings will be mailed, or electronically transmitted to each Director by the Secretary at least three days previous to the day fixed for such meetings, but no regular meeting will be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these by-laws for holding such regular meetings. Special meetings of the Board of Directors may be held on the call of any Director on at least twelve hours notice by email, mobile phone or other electronic notification medium. Any meeting of the Board, no matter where held, at which all of the members will be present, even though without or of which notice will have been waived by all absentees, provided a quorum will be present, will be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver or notice. Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

SECTION 5. A majority of the Board of Directors in office will constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than quorum present, a majority of those present may adjourn from time to time, until a quorum will be present, and no notice of such adjournment will be required. The Board of Directors may prescribe rules not in conflict with these By-laws for the conduct of its business.

SECTION 6. A Director need not be a shareholder of the corporation.

SECTION 7. The Directors will be allowed and paid all necessary expenses incurred in attending any meeting of the Board. Directors may receive any compensation for their services as Directors as determined by the Board of Directors.

SECTION 8. The Board of Directors will make a report to the shareholders at annual meetings of the shareholders of the condition of the company, and will, at request, furnish each of the shareholders with a true copy thereof. The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders called for the purpose of considering any such contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock of the company represented in person or by proxy, will be valid and binding upon the corporation and upon all the shareholders thereof, as if it had been approved or ratified by every shareholder of the corporation.

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SECTION 9. The Board of Directors will have the power from time to time to provide for the management of the offices of the company in such manner as they see fit, and in particular from time to time to delegate any of the powers of the Board in the course of the current business of the company to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the company with such powers (including the power to sub-delegate), and upon such terms as may be deemed fit.

SECTION 10. The Board of Directors is vested with the complete and unrestrained authority in the management of all the affairs of the company, and is authorized to exercise for such purpose as the General Agent of the Company, its entire corporate authority.

SECTION 11. The regular order of business at meetings of the Board of Directors will be as follows, and may be instantly modified by the Board to suit the instant needs of the Board: 1. Reading and approval of the minutes of any previous meeting or meetings; 2. Reports of officers and committeemen; 3. Election of officers; 4. Unfinished business; 5. New Business; 6. Adjournment.

ARTICLE III

OFFICERS AND THEIR DUTIES

SECTION 1. The Board of Directors, at its first and after each meeting after the annual meeting of shareholders, will elect a President, a Vice-President, a Secretary and a Treasurer, to hold office for one year next coming, and until their successors are elected and qualify. The officers of the Secretary and Treasurer may be held by one person. Any vacancy in any of said offices may be filled by the Board of Directors. The Board of Directors may from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurer and Transfer Agents of the company as it may deem advisable, prescribe their duties, and fix their compensation, and all such appointed officers will be subject to removal at any time by the Board of Directors. All officers, agents, and factors of the company will be chosen and appointed in such manner and will hold their office for such terms as the Board of Directors may by resolution prescribe.

SECTION 2. The President will be the executive officer of the company and will be supervised by and be subject to the control of the Board of Directors. He shall have full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the company. He will sign the Certificates of Stock issued by the company, and will perform such other duties as will be prescribed by the Board of Directors.

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SECTION 3. The Vice President will be vested with all the powers and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the Company, and he will so perform such other duties as will be prescribed by the Board of Directors.

SECTION 4. The Treasurer will have the custody of all the funds and securities of the company. When necessary or proper he will endorse on behalf of the company for collection checks, notes, and other obligations; he will deposit all monies to the credit of the company in such bank or banks or other depository as the Board of Directors may designate; he will sign all receipts and vouchers for payments made by the company, except as herein otherwise provided. he will sign with the President all bills of exchange and promissory notes of the company; he will also have the care and custody of the stock, bonds, certificate, vouchers, evidence of debts, securities, and such otter property belonging to the company as the Board of Directors will designate; he will sign all papers required by law or by those by-laws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he will render a statement of his cash account; he will enter regularly in the books of the company to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the company. He will at all reasonable times exhibit the books of account to any Directors o the company during business hours, and he will perform all acts incident to the position of Treasurer subject to the control of the Board of Directors. The Treasurer will, if required by the Board of Directors, give bond to the company conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such surety as will be approved by the Board of Directors, with expense of such bond to be borne by the company. SECTION 5. The Board of Directors may appoint an Assistant Treasurer who will have such powers and perform such duties as may be prescribed for him by the Treasurer of the company or by the Board of Directors, and the Board of Directors will require the Assistant Treasurer to give a bond to the company in such sum and with such security as it will approve, as conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the company.

SECTION 6. The Secretary will keep the Minutes of all meetings of the Board of Directors and the Minutes of all meetings of the shareholders and of the Executive Committee in books provided for that purpose. He will attend to the giving and serving of all notices of the company; he may sign with the President or Vice-President, in the name of the company, all contracts authorized by the Board of Directors or Executive committee; he will affix the corporate seal of the company thereto when so authorized by the Board of Directors or Executive Committee; he will have custody of the corporate seal of the company; he will affix the corporate seal to all certificates of stock duly issued by the company; he will have charge of Stock Certificate Books, Transfer books and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which will at all reasonable times be open to the examination of any Director upon application at the office of the company during business hours, and he will, in general, perform all duties incident to the office of Secretary.

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SECTION 7. The Board of Directors may appoint an Assistant Secretary who will have such powers and perform such duties as may be prescribed for him by the Secretary of the company or by the Board of Directors.

SECTION 8. Unless otherwise ordered by the Board of Directors, the President will have full power and authority on behalf of the company to attend and to act and to vote at any meetings of the shareholders of any corporation in which the company may hold stock, and at any such meetings, will possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the company for the purpose in this section mentioned.

ARTICLE IV

INDEMNIFICATION

SECTION 1. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, will be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification will be a contract right which may be enforced in any manner desired by such person. Such right of indemnification will not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they will be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.

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SECTION 2. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to I indemnify such person.

SECTION 3. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE V

CAP ITAL STOCK

SECTION 1. The capital stock of the company will be issued in such manner and at such times and upon such conditions as will be prescribed by the Board of Directors.

SECTION 2. Ownership of stock in the company will be evidenced by certificates of stock in such forms as will be prescribed by the Board of Directors, and will be under the seal of the company and signed by the President or Vice-President and also by the Secretary or by an Assistant Secretary. All certificates will be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue will be entered on the company's books. No certificates will be valid unless it is signed by the President or Vice-President and by the Secretary or Assistant Secretary. All certificates surrendered to the company will be canceled and no new certificate will be issued until the former certificate for the same number of shares will have been surrendered or canceled.

SECTION 3. No transfer of stock will be valid as against the company except on surrender and cancellation of the certificate therefor, accompanied by an assignment or transfer by the owner therefor, made either in person or under assignment, a new certificate will be issued therefor. Whenever any transfer will be expressed as made for collateral security and not absolutely, the same will be so expressed in the entry of said transfer on the books of the company.

SECTION 4. The Board of Directors will have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company. The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

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SECTION 5. The Stock Transfer Books will be closed for all meetings of the shareholders for the period of ten days prior to such meetings and will be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock will be transferable.

SECTION 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, will make affidavit or affirmation of the fact, and will deposit with the company an affidavit. Whereupon, at the end of six months after the deposit of said affidavit and upon such person or persons giving Bond of Indemnity to the company with surety to be approved by the Board of Directors in double the current value of stock against any damage, loss or inconvenience to the company, which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate, so lost or destroyed. The Board of Directors may, in its discretion refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

ARTICLE VI

OFFICES AND BOOKS

SECTION 1. The principal registered office of the corporation, in Nevada will be at 1016 Howard, Las Vegas, Nevada, 89104 and the registered agent will be incorp.com, the company may have a principal office in any other state or territory or change the location of this office as the Board of Directors may designate.

SECTION 2. The Stock and Transfer Books and a copy of the by-laws and Articles of Incorporation of the company will be kept at its principal executive office for the inspection of all who are authorize or have the right to see the same, and for the transfer of stock. All other books of company will be kept at such places as may be prescribed by the Board of Directors.

ARTICLE VII

MISCELLANEOUS

SECTION 1. The Board of Directors will have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the company in excess of the amounts so reserved, and pay the same to the shareholders of the company, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the company.

SECTION 2. No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of monies or the credit of the company for more than Five Thousand dollars, will be made without the authority of the Board of Directors, or of the Executive Committee acting as such.

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SECTION 3. Unless otherwise ordered by the Board of Directors, all agreements and contracts will be signed by the President and the Secretary in the name and on behalf of the company, and will have the corporate seal thereto affixed.

SECTION 4. All monies of the corporation will be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits will be made in the name of the company.

SECTION 5. No note, draft, acceptance, endorsement or other evidence or indebtedness will be valid or against the company unless the same will be signed by the President or Vice-President, and attested by the Secretary or an Assistant Secretary, or signed by the Treasurer, and countersigned by the President, Vice-President, or Secretary, except that the Treasurer or an Assistant Treasurer may, without countersignature, make endorsements for deposit to the credit of the company in all its duly authorized depositories.

SECTION 6. No loan or advance of money will be made by the company to any shareholder or officer therein, unless the Board of Directors will otherwise authorize.

SECTION 7. Neither director nor executive officer of the company will be entitled to any salary or compensation for any services performed for the company, unless such salary or compensation will be fixed by resolution of the Board of Directors, adopted by the unanimous vote of all the Directors voting in favor thereof.

SECTION 8. The company may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors will so elect.

SECTION 9. The Directors will have power to authorize and cause to be executed, mortgages, and liens without limit as to amount upon the property and franchise of this corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors will have the authority to dispose in any manner of the whole property of this corporation.

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ARTICLE VIII

AMENDMENT OF BY-LAWS

SECTION 1. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, will be vested in the Board of Directors. If any Article shall conflict with this provision it shall be voidable. Amendments and changes of these by-laws may be made at any regular or special meeting of the Board of Directors by the majority of the Board, or may be made by a vote of, or consent in writing signed by the majority of a quorum of shareholders entitled to vote.

KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, being the directors of the above named corporation, do hereby consent to the foregoing by-laws and adopt the same as and for the by-laws of said corporation.

IN WITNESS WHEREOF, we have hereunto set our hands this 10th day of June, 2011.

By: Title: Secretary

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